EXHIBIT 4.112
                                                                   -------------
                                                               EXECUTION VERSION


                                 AMENDMENT NO. 9
                           TO SERIES 2000-1 SUPPLEMENT
                           Dated as of March 24, 2004

          This AMENDMENT NO.9 TO SERIES 2000-1 SUPPLEMENT, dated as of March 24, 2004 (this "Amendment") is among Rental Car Finance Corp., an Oklahoma corporation ("RCFC"), DTG Operations, Inc., formerly known as Dollar Rent A Car Systems, Inc., an Oklahoma corporation, Dollar Thrifty Automotive Group, Inc., a Delaware corporation, Deutsche Bank Trust Company Americas, formerly known as Bankers Trust Company, a New York banking corporation (the "Trustee"), Credit Suisse First Boston, New York Branch, as the Series 2000-1 Letter of Credit Provider ("CSFB"), The Bank of Nova Scotia, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("Scotia"), ABN AMRO Bank N.V. in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("ABN"), JPMorgan Chase Bank, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("JPMorgan") and Dresdner Bank AG, in its capacity as Managing Agent and as a Series 2000-1 Noteholder ("Dresdner"; Scotia, ABN, JPMorgan and Dresdner are collectively referred to herein as the "Series 2000-1 Noteholders").

                                    RECITALS:

          A. RCFC, as Issuer, and the Trustee entered into that certain Base Indenture dated as of December 13, 1995, as amended by the Amendment to the Base Indenture dated as of December 23, 1997 (the "Base Indenture").

          B. RCFC and the Trustee entered into that certain Series 2000-1 Supplement, dated as of December 15, 2000, as amended by that certain Amendment No. 1 to Series 2000-1 Supplement, dated as of April 20, 2001, by that certain Amendment No. 2 to Series 2000-1 Supplement, dated as of January 31, 2002, by that certain Amendment No. 3 to Series 2000-1 Supplement, dated as of April 16, 2002, by that certain Amendment No. 4 to Series 2000-1 Supplement, dated as of August 12, 2002, by that certain Amendment No. 5 to Series 2000-1 Supplement, dated as of August 15, 2002, by that certain Amendment No. 6 to Series 2000-1 Supplement, dated as of December 12, 2002; by that certain Amendment No. 7 to Series 2000-1 Supplement, dated as of March 18, 2003; and by that certain Amendment No. 8 to Series 2000-1 Supplement, dated as of December 10, 2003 (the "Supplement").

          C. The parties hereto wish to amend the Supplement as provided herein.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Supplement.

          2. Amendments. Upon the terms and subject to the conditions set forth in this Amendment, the parties hereto hereby agree, effective as of the Amendment Effective Date (as such term is defined in that certain Amendment No. 7 to Note Purchase Agreement dated as of the date hereof, among RCFC, DTAG, the Conduit Purchasers, the Committed Purchasers, the Managing Agents and the Administrative Agent) as follows:

          a. The following terms in Section 2(b) of the Supplement are hereby amended as follows:

               i. The definition of "Committed Purchasers" is hereby amended to read in its entirety as follows:

                    "Committed  Purchasers"   means,  collectively,   ABN,  BNS,
               Deutsche Bank, Dresdner and JPMorgan, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Committed Purchasers.

               ii. The definition of "Conduit Purchasers" is hereby amended to read in its entirety as follows:

                    "Conduit  Purchasers"  means,  collectively,  Liberty Street
               Funding Corp., Beethoven Funding Corporation, Amsterdam Funding Corporation, Delaware Funding Company, LLC, and any of their successors and permitted assigns, and such other purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement as Conduit Purchasers.

               iii. The definition of "EBITDA" is hereby amended by adding, to the end of subparagraph (b) thereof:

                    ", plus (v) for  any such  period  that includes  any period from December 1, 2002 to and including December 31, 2003 (the "subject period"), Corporate Reorganization Expenses incurred during the subject period in an amount not to exceed $3,000,000."

               iv. The definition of "Excess Cash Flow" is hereby amended to read in its entirety as follows:

                    "Excess  Cash Flow"  means,  for any Fiscal Year of DTAG, an amount equal to the excess of (a) the sum, without duplication, of (i) Adjusted EBITDA for such Fiscal Year (without giving effect to subclause (b)(v) of the definition of "EBITDA") and
               (ii) decreases in Consolidated Working Capital for such Fiscal Year over (b) the sum, without duplication, of (i) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year on account of taxes computed on the basis of income (it being understood that and agreed that, in the event the aggregate amount of cash received by DTAG during such Fiscal Year on account of taxes computed on the basis of income exceeds such aggregate amount paid, such excess shall be added in the determination of Excess Cash Flow), (ii) the aggregate amount paid by DTAG and its Subsidiaries in cash during such Fiscal Year


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

               on account  of Capital  Expenditures,  other  than  Vehicle  Debt
               (excluding the principal amount of Indebtedness incurred in connection with such Capital Expenditures, whether incurred in such Fiscal Year or in a subsequent Fiscal Year), (iii) the aggregate amount of all prepayments of any amounts outstanding under any revolving credit facility or agreement (including the Credit Agreement) to which DTAG or any of its Subsidiaries is a borrower to the extent accompanied by permanent reductions of the commitments to extend credit thereunder, (iv) the aggregate amount of all principal payments of Indebtedness, other than Vehicle Debt, of DTAG or its Subsidiaries (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such Fiscal Year (other than in respect of any revolving credit facility or agreement, including the Credit Agreement), (v) increases in Consolidated Working Capital for such Fiscal Year, (vi) the amount of Investments made during such Fiscal Year in cash to the extent that such Investments were financed with internally generated cash flow of DTAG and its Subsidiaries (other than (A) Investments described in clauses (b), (e), (f), (h) and (i) of
               Section 8.2.5 of the Credit Agreement and (B) Investments in any Person that do not exceed the aggregate amount of dividends or other return of capital received by DTAG, Dollar, Thrifty or a Subsidiary Guarantor in cash during such Fiscal Year or any prior Fiscal Year (but not prior to the 2003 Fiscal Year) from such Person, (vii) the aggregate amount of Distributions and purchases and redemptions of shares of DTAG's Capital Stock (or warrants, options or other rights with respect thereto) made during such Fiscal Year by DTAG in cash.

               v. The definition of "Managing Agents" is hereby amended to read in its entirety as follows:

                    "Managing  Agents" means,  collectively,  ABN, BNS, Dresdner and JPMorgan, as each such term is defined in the definition of "Ownership Group," and any of their successors and permitted assigns, and such other Persons as shall become parties to the Series 2000-1 Note Purchase Agreement as Managing Agents.

               vi. The definition of "Net Equity Proceeds" is hereby amended by inserting, immediately before the words "do not exceed $1,000,000 in any Fiscal Year" in clause (a) thereof, the words "from direct purchase plans".

               vii. The definition of "Ownership Group" is hereby amended to read in its entirety as follows:

                    "Ownership Group" means each of the following groups of Note
               Purchasers:


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

                         (i) The Bank of Nova Scotia ("BNS"), Deutsche Bank, AG, acting through its New York Branch ("Deutsche Bank"),
                    Liberty Street Funding Corp., and any other Conduit Purchaser administered by BNS or any of BNS's Affiliates (the "BNS Ownership Group").

                         (ii) Dresdner Bank AG ("Dresdner"), Beethoven Funding Corporation, and any other Conduit Purchaser administered by Dresdner or any of Dresdner's Affiliates (the "Dresdner Ownership Group").

                         (iii) ABN AMRO  Bank N.V.  ("ABN"),  Amsterdam  Funding
                    Corporation, and any other Conduit Purchaser administered by ABN or any of ABN's Affiliates (the "ABN Ownership Group").

                         (iv) JPMorgan Chase Bank ("JPMorgan"), Delaware Funding Company, LLC, and any other Conduit Purchaser administered by JPMorgan or JPMorgan's Affiliates (the "JPMorgan Ownership Group").

                         (v) Each Managing Agent and its related Conduit Purchasers and Committed Purchasers as shall become parties to the Series 2000-1 Note Purchase Agreement (each an "Additional Ownership Group").

                    By way of example and for  avoidance  of doubt,  each of the
               BNS Ownership Group, the Dresdner Ownership Group, the ABN Ownership Group, the JPMorgan Ownership Group and any Additional Ownership Group is a separate Ownership Group. An assignee of a Committed Purchaser shall belong, to the extent of such
               assignment,   to  the  same  Ownership  Group  as  the  assigning
               Committed Purchaser. A Committed Purchaser may belong to more than one Ownership Group at a time.

               viii. The definition of "Redeemable Capital Stock" is hereby amended by deleting the words "August 2, 2006" and substituting in their place the words "April 1, 2010".

          b. Section 2(b) of the Supplement is hereby amended by adding the following definitions in proper alphabetical order:

                         (i) "Corporate Reorganization Expenses" means expenses related to the Corporate Reorganization (as such term is defined in the Credit Agreement, as in effect on the date hereof) including expenses resulting from (i) headquarters relocations, (ii) employee relocations, (iii) severance pay, (iv) installation of "Fastlane" at the "Thrifty" brand vehicle rental locations, (v) transition of personnel, systems and facility lease from Florida to Tulsa headquarters, (vi) software licensing, (vii) information technology systems interfaces, (viii) sales taxes for transferring assets, (ix) amendment fees and legal expenses relating to that certain Amendment Agreement dated as of December 6, 2002, between DTAG, Dollar, Thrifty, various financial institutions party thereto, Credit Suisse First Boston, as administrative agent, and JPMorgan Chase Bank, as syndication agent, the Credit Agreement and vehicle financing and leasing documents, (x) contract terminations and revisions and (xi) costs of establishing New Dollar and qualifying New Dollar to do business in each jurisdiction in which such qualification is necessary or desirable, in each case, as determined by DTAG.

                         (ii) "Person" means any natural person, corporation, limited liability company, partnership, joint venture, joint stock company, firm, association, trust or unincorporated organization, government, governmental agency, court or any other legal entity, whether acting in an individual, fiduciary or other capacity.

          c. Section 4A.1 of the Supplement is hereby amended by deleting the amount "$275,000,000" and substituting in replacement thereof the amount "$350,000,000".

          3. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Supplement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Supplement, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Supplement specifically referred to herein, and any references in the Supplement to the provisions of the Supplement specifically referred to herein shall be to such provisions as amended by this Amendment.

          4. Applicable Provisions. Pursuant to Section 11.2 of the Base Indenture and Section 8.6(a) of the Supplement, the Trustee, RCFC, the Servicers, Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2000-1 Notes and the Series 2000-1 Letter of Credit Provider may enter into an amendment of the Supplement provided that, as evidenced by an Opinion of Counsel, such amendment affects only the Series 2000-1 Noteholders.

          5. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

          6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

                            [SIGNATURE PAGES FOLLOW]



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


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RCFC
                                        ----

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        TRUSTEE
                                        -------

                                        DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                          formerly known as Bankers Trust
                                          Company


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        SERVICERS
                                        ---------

                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer


                                        DTG OPERATIONS, INC., formerly known as
                                          Dollar Rent A Car Systems, Inc.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

                                        SERIES 2000-1 LETTER OF CREDIT PROVIDER
                                        ---------------------------------------

                                        CREDIT SUISSE FIRST BOSTON, ACTING
                                          THROUGH ITS NEW YORK BRANCH


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        MANAGING AGENTS AND SERIES 2000-1
                                        ---------------------------------
                                        NOTEHOLDERS
                                        -----------

                                        ABN AMRO BANK N.V.


                                        By:_____________________________________
                                            Name:
                                            Title:


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        THE BANK OF NOVA SCOTIA


                                        By:_____________________________________
                                            Name:
                                            Title:

                                        DRESDNER BANK AG


                                        By:_____________________________________
                                            Name:
                                            Title:



                                        By:_____________________________________
                                            Name:
                                            Title:

                                        JPMORGAN CHASE BANK


                                        By:_____________________________________
                                            Name:
                                            Title: